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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of SkyAuction.com, Inc. on Form S-1 of our report dated June 1, 2000 (July 26, 2000 as to Note 10), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
July 26, 2000